UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2022

BrightSpire Capital, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-38377	38-4046290
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

590 Madison Avenue, 33rd Floor
New York, NY 10022
(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (212) 547-2631

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	BRSP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment No. 4 to Master Repurchase and Securities Contract - Wells Fargo Bank

On November 2, 2018, CLNC Credit 8, LLC, now known as BrightSpire Credit 8, LLC (“WLS Seller”), an indirect subsidiary of BrightSpire Capital, Inc. (the “Company”), entered into a Master Repurchase and Securities Contract (the “WLS Repurchase Agreement”) with Wells Fargo Bank, National Association (“Wells”). The WLS Repurchase Agreement provided up to $300.0 million to finance first mortgage loans, senior loan participations and other commercial mortgage loan debt instruments secured by commercial real estate, as described in more detail in the WLS Repurchase Agreement and related ancillary documents.

In connection with the WLS Repurchase Agreement, BrightSpire Capital Operating Company, LLC (the “Guarantor”) entered into a Guarantee Agreement with Wells (the “WLS Guarantee”) on November 2, 2018, under which Guarantor agreed to a partial recourse guaranty of WLS Seller’s payment and performance obligations under the WLS Repurchase Agreement.

On November 1, 2019, the WLS Seller entered into Amendment No. 1 to the WLS Repurchase Agreement (the "First Amendment to WLS Repurchase Agreement”), to acknowledge certain bank holding company act provisions.

On May 7, 2020, Guarantor and Wells entered into an Amendment to Guarantee Agreement (the “First WLS Guarantee Amendment”), under which Wells agreed to reduce the minimum consolidated tangible net worth of Guarantor from $2.105 billion to $1.5 billion, plus 75% of the net cash proceeds of any equity issuance thereafter received by Guarantor.

On April 13, 2021, Guarantor and Wells entered into a Second Amendment to Guarantee Agreement (the “Second WLS Guarantee Amendment”), under which Wells approved the Company’s internalization transaction and agreed that, upon the consummation of the internalization transaction, the required minimum consolidated tangible net worth of the Guarantor is reduced from $1.5 billion to $1.35 billion.

On May 4, 2021, the WLS Seller entered into Amendment No. 2 to the WLS Repurchase Agreement (the "Second Amendment to WLS Repurchase Agreement”), to extend the maturity date of the WLS Repurchase Agreement from November 2, 2021 to May 4, 2024 and provide WLS Seller with two successive one year extension options. The Second Amendment to WLS Repurchase Agreement also provides for the conversion of the benchmark floating rate of interest for purchased assets from LIBOR to an alternate index rate following the occurrence of certain transition events.

On January 28, 2022, Guarantor and Wells entered into a Third Amendment to Guarantee (the “Third WLS Guarantee Amendment”), under which Wells agreed that the required minimum consolidated tangible net worth of the Guarantor is reduced from $1.35 billion to $1.11 billion.

On February 17, 2022, WLS Seller and Wells entered into an Amendment No. 3 to the WLS Repurchase Agreement (the “Third Amendment to WLS Repurchase Agreement”), to expand the eligibility criteria to allow for loans indexed to the secured overnight financing rate (“SOFR”), and to allow for borrowings under those facilities to also be indexed to SOFR.

On June 22, 2022, WLS Seller and Wells entered into an Amendment No. 4 to the WLS Repurchase Agreement (the “Fourth Amendment to WLS Repurchase Agreement”) and Fourth Amendment to Guarantee Agreement (the “Fourth WLS Guarantee Agreement”), to increase the facility size from $300.0 million to $400.0 million (with maximum upsize options to $500.0 million, subject to WLS Buyer approval) and to extend the maturity date of the WLS Repurchase Agreement to June 22, 2025, and provide WLS Seller with two successive one-year extension options.

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to (i) the Fourth Amendment to WLS Repurchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, (ii) the Fourth WLS Guarantee Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K, (iii) the Third Amendment to WLS Repurchase Agreement and Third WLS Guarantee Amendment, which are filed as an exhibits to the Company’s Form 10-Q filed on May 5, 2022, (iv) the Second Amendment to WLS Repurchase Agreement Amendment and First Amendment to WLS Repurchase Agreement, which are filed as an exhibits to the Company’s Form 10-Q filed on May 6, 2021, (v) the Second WLS Guarantee Amendment, which is filed as an exhibit to the Company’s Current Report on Form 8-K filed on April 19, 2021, (vi) the First WLS Guarantee Amendment, which is filed as an exhibit to the Company’s Form 10-Q filed on May 8, 2020, and (vii) the WLS Repurchase Agreement and the WLS Guarantee, which are filed as exhibits to the Company’s Current Report on Form 8-K filed on November 7, 2018.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being furnished herewith to this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Amendment No. 4 to Master Repurchase and Securities Contract, dated as of June 22, 2022, by and between BrightSpire Credit 8, LLC and Wells Fargo Bank, National Association
10.2	Fourth Amendment to Guarantee Agreement, dated as of June 22, 2022, by and between BrightSpire Capital Operating Company, LLC and Wells Fargo Bank, National Association
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2022	BRIGHTSPIRE CAPITAL, INC.

	By:	/s/ David A. Palamé
	Name:	David A. Palamé
	Title:	General Counsel and Secretary